Exhibit 99.3

ENVIRONMENTAL IMPACT ACQUISITION CORP. 535 MADISON AVENUE NEW YORK, NEW YORK 10022	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ENVI2022SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                                                                                                                                                       D65250-TBD                                            KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENVIRONMENTAL IMPACT ACQUISITION CORP.					For All Nominees	Withhold Vote for All Nominees	For All Nominees Except*	Instruction: To withhold authority to vote for any individual nominee, mark “For All Nominees Except” and write the number of the nominee(s) on the line below:
The Board of Directors recommends you vote FOR the following proposals:

8.	The Director Election Proposal — to consider and vote upon a proposal, to elect seven directors who, upon consummation of the Business Combination, will be the directors of New GreenLight.				☐	☐	☐

	Nominees:
	01)	Eric O’Brien (Class I)	05)	Andrey Zarur (Class III)
	02)	Jennifer E. Pardi (Class I)	06)	Charles Cooney (Class III)
	03)	Matthew Walker (Class II)	07)	Ganesh Kishore (Class III)	For	Against	Abstain			For	Against	Abstain
	04)	Martha Schlicher (Class II)
1.	The Business Combination Proposal — to consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of August 9, 2021 (the “Merger Agreement”), by and among Environmental Impact Acquisition Corp. (“ENVI”), Honey Bee Merger Sub Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of ENVI and GreenLight Biosciences, Inc. (“GreenLight”), a Delaware corporation, a copy of which is attached to the proxy statement/prospectus statement as Annex A.				☐	☐	☐

4c.   to provide that provisions of the Proposed Bylaws may be adopted, amended, altered or repealed either (x) by the approval of the majority of the New GreenLight Board or (y) the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the then-outstanding shares of capital stock of New GreenLight entitled to vote generally in the election of directors, voting together as a single class, provided that the voting requirement is reduced to a majority if the New GreenLight Board recommends that stockholders approve the adoption, amendment, alteration or repeal.

										☐	☐	☐
2.	The Public Benefit Corporation Proposal — to consider and vote upon a proposal to approve the conversion of ENVI into a Delaware public benefit corporation, effective at the the time that the Merger becomes effective (the “Effective Time”), by adopting the Public Benefit Corporation Charter, which is identical to the second amended and restated certificate of incorporation of New GreenLight (the “Proposed Charter”) except that it also contains the provisions necessary or desirable for the conversion of ENVI to a public benefit corporation.				☐	☐	☐	5.	The Nasdaq Proposal — to consider and vote upon a proposal to approve for purposes of complying with the applicable provisions of Nasdaq Stock Market Listing Rule 5635, to approve the issuance of shares of New GreenLight Common Stock in connection with the Business Combination Agreement.	☐	☐	☐

3.	The Charter Amendment Proposal — to consider and vote upon a proposal to approve and adopt the Proposed Charter to be in effect following the Business Combination, which, if approved, would take effect at the Effective Time.				☐	☐	☐	6.

The Incentive Award Plan Proposal — to consider and vote upon a proposal to approve and adopt the New Greenlight 2022 Equity and Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex H.

										☐	☐	☐
4.	Advisory Charter Amendment Proposals — to consider and vote upon the following three separate proposals to approve and adopt, on a non-binding advisory basis, each of the following governance proposals regarding the Proposed Charter and the following material differences between the Amended and Restated Certificate of Incorporation of ENVI currently in effect (the “Existing Charter”) and the Proposed Charter:							7.	The Employee Stock Purchase Plan Proposal — to consider and vote upon a proposal to approve and adopt the New GreenLight 2022 Employee Stock Purchase Plan, a copy of which is attached to the proxy statement/prospectus as Annex J.	☐	☐	☐

4a.   to change the authorized capital stock of ENVI from (a) 100,000,000 shares of ENVI Class A Common Stock, 20,000,000 shares of ENVI Class B Common Stock and 1,000,000 shares of undesignated preferred stock of ENVI to (b) 500,000,000 shares of New GreenLight Common Stock and 10,000,000 shares of undesignated preferred stock of New GreenLight;

4b.  to provide that, in addition to any vote required by applicable law or the certificate of incorporation or bylaws of New GreenLight, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the then-outstanding shares of capital stock of New GreenLight entitled to vote generally in the election of directors, voting together as a single class, will be required for the stockholders to reduce the total number of shares of New GreenLight Preferred Stock authorized to be issued by New GreenLight or to amend, alter, change or repeal, or adopt any provision of the Proposed Charter inconsistent with, specified provisions of the Proposed Charter; and

					☐ ☐	☐ ☐	☐ ☐	9.

The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to ENVI stockholders, (B) if as of the time for which the special meeting is scheduled, there are insufficient shares of ENVI Class A Common Stock and ENVI Class B Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the special meeting, (C) in order to solicit additional proxies from ENVI stockholders to vote in favor of one or more of the proposals at the special meeting or (D) if ENVI stockholders redeem an amount of the public common stock such that the condition to consummation of the Business Combination that the aggregate cash proceeds to be received by ENVI from the trust account in connection with the Business Combination, together with the aggregate gross proceeds from the PIPE Financing, equal no less than $105.0 million (after deducting ENVI’s unpaid expenses, liabilities, and any amounts paid to ENVI stockholders that exercise their redemption rights in connection with the Business Combination)

would not be satisfied.

										☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement/Prospectus is available at www.proxyvote.com.

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D65251-TBD

ENVIRONMENTAL IMPACT ACQUISITION CORP.

Special Meeting of Stockholders

[                ], 2022

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Daniel Coyne and Marc Marano, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Environmental Impact Acquisition Corp. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m., Eastern Time, on [                ], 2022, via live webcast at www.virtualshareholdermeeting.com/ENVI2022SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side